                               CONSENT OF COUNSEL

     Hoffmann & Baron hereby consents to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 and related Prospectus for the registration of shares of Common Stock of CollaGenex Pharmaceuticals, Inc.

HOFFMANN & BARON

Jericho, NY
May 24, 1996